UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2022

CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14 Kings Highway

Haddonfield, NJ 08033

(Address of principal executive office) (Zip Code)

(904) 824-3133

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2021, Creative Learning Corporation (the “Company”) entered into a Sale Agreement with StroomX, LLC (the “Purchaser”), under which the Company agreed to sell all of the Company’s subsidiaries (the “Learning Subsidiaries”) involved in its learning business (the “Learning Business”), as well as any assets of the Learning Business that are not owned by the Learning Subsidiaries, to the Purchaser for $150,000, payable in cash or common stock of the Company at the election of the Purchaser. In connection with the sale, the Purchaser agreed to assume all liabilities of the Learning Business, and to indemnify and hold the Company harmless from any such liabilities. The Purchaser is controlled by Christopher Rego, the Company’s current chief executive officer.

The sale of the Learning Business closed on March 18, 2022. As consideration for the purchase of the Learning Business, the parties agreed to set-off $50,000 in severance due to Christopher Rego as part payment of the purchase price. The remainder of the purchase price was paid by a joint note executed by the Purchaser and Mr. Rego in the principal amount of $100,000, which is payable in full on April 20, 2022 without interest. Alternatively, the parties agreed that the promissory note may be satisfied in full by the delivery to the Company by the maturity date of the note of all shares of common stock owned by Mr. Rego and his spouse in the Company, provided that the number of shares is not less than 500,000. In the event the note is not paid in full by its maturity date, either in cash or shares, the note shall bear interest at 15% per annum until it is paid in full.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 24, 2022, Rod Whiton, Christopher Rego, Gary Zell and John Simento resigned as directors, provided that Mr. Whiton’s resignation would not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. The information statement was mailed on March 4, 2022, and therefore, Mr. Whiton’s resignation was effective March 15, 2022.

(d) On February 24, 2022, by written consent of the Board, John Possumato, Adam Potash and Paul Patrizio were appointed directors, provided that the appointments of Messrs. Potash and Patrizio would not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. The information statement was mailed on March 4, 2022, and therefore, Messrs. Potash and Patrizio appointments to the board were effective March 15, 2022. Biographical and compensation information for Messrs. Potash and Patrizio is incorporated hereby by reference from the Current Report on Form 8-K filed by the Company on March 2, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: March 21, 2022	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer